Exhibit 10.2

SATISFACTION AND DISCHARGE OF INDENTURE

THIS SATISFACTION AND DISCHARGE OF INDENTURE is dated as of April 3, 2017, between NN, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Corporation”) and U.S. Bank National Association, as Trustee (the “Trustee).

WHEREAS, the Corporation and the Trustee are parties to that certain Indenture, dated as of October 19, 2015 (the “Indenture”), which provided for the issuance of the Corporation’s 10.25% Senior Notes due 2020 (the “Securities”); and

WHEREAS, as of the date hereof, there are no outstanding Securities issued under the Indenture; and

WHEREAS, in compliance with Section 12.01 of the Indenture, the Corporation has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to the satisfaction and discharge of the Indenture have been complied with; and

NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the receipt and adequacy of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities as follows:

ARTICLE I

SATISFACTION AND DISCHARGE

1.1	The Indenture shall cease to be of further effect; provided, however, that notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Corporation referenced in Section 12.01 of the Indenture shall survive.

1.2	The Trustee agrees to take all reasonable actions and to execute all documents provided to it which the Corporation reasonably deems necessary or appropriate to give effect to the foregoing.

ARTICLE II

MISCELLANEOUS PROVISIONS

2.1 Capitalized terms not otherwise defined herein shall have the meanings ascribed such terms in the Indenture.

2.2 This instrument shall be governed by, and construed in accordance with, the laws of the State of New York.

2.3 This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Satisfaction and Discharge of Indenture to be duly executed as of the date written above.

NN, INC.

By:	/s/ Matthew S. Heiter
Name:	Matthew S. Heiter
Title:	Senior Vice President and General Counsel

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Wally Jones
Name:	Wally Jones
Title:	Vice President